FOR IMMEDIATE RELEASE
Investors & Media:
Julie D. Tracy Sr. Vice President, Chief Communications Officer
Wright Medical Group N.V. (901) 290-5817 julie.tracy@wright.com
Wright Medical Group N.V. Reports 2017 Second Quarter Financial Results

Second Quarter 2017 Net Sales of $179.7 Million

Second Quarter 2017 Net Loss From Continuing Operations of $21 Million; Non-GAAP Adjusted EBITDA From Continuing Operations of Positive $20 Million

Company Announces Launch of the INVISION™ Total Ankle Revision System -First System Developed Specifically for Total Ankle Revision Arthroplasty

Company Reaffirms Previously Provided 2017 Annual Guidance

AMSTERDAM, The Netherlands - August 2, 2017 - Wright Medical Group N.V. (NASDAQ:WMGI) today reported financial results for its second quarter ended June 25, 2017 and reaffirmed 2017 annual guidance.

Net sales from continuing operations totaled $179.7 million during the second quarter ended June 25, 2017, representing 5% as reported growth, and 6% growth on a constant currency basis. Gross margins from continuing operations were 78.8% during the quarter ended June 25, 2017. Reconciliations of all historical non-GAAP financial measures used in this release to the most comparable GAAP measures can be found in the attached financial tables.

Robert Palmisano, president and chief executive officer, commented, “All of our most important financial results are right on track with our plan for the year. We also continued to make significant progress in the second quarter on the initiatives that will enable us to achieve our longer term goals. Global net sales growth of 5%, including expected dis-synergies, adjusted EBITDA of $19.8 million and gross margins of 78.8% reflect the strength of our markets and our unique position in them. We believe we are well positioned as we head into the back half of the year to accelerate our business momentum.”

Palmisano continued, “Highlights in the quarter included 16% sales growth in U.S. shoulders, driven by strong contributions from the ongoing rollout of our SIMPLICITI shoulder system, as well as the launch of our PERFORM Reversed glenoid, which is off to a terrific start. We anticipate that our PERFORM Reversed launch will drive accelerating revenue in the second half of the year as we deliver additional instrument sets to the U.S. field. In our U.S. lower extremities and biologics business, we saw outstanding growth of 32% in the most technologically advanced portions of our portfolio, which include AUGMENT Bone Graft, SALVATION Limb Salvage and Total Ankle Replacement. We also launched our INVISION Total Ankle Revision System in July and believe the combination of INVISION, our continuum of care total ankle replacement portfolio and significantly improved reimbursement could create a tipping point in the adoption of total ankle replacement.”

Palmisano further commented, “Growth in the core U.S. lower extremities and biologics portfolio was significantly lower than our more technologically advanced products, partially due to the revenue dis-synergies in the quarter, which we anticipated. As previously announced, we completed the hiring and training of approximately 100 sales representatives in our U.S. lower extremities business in the quarter. We expect to see some benefit from these rep adds beginning in the third quarter and meaningful benefit in the fourth quarter and beyond as the expanded footprint, greater focus on the core product portfolio and greater incentives to drive growth begin to take effect.”

Net loss from continuing operations for the second quarter of 2017 totaled $21.0 million, or $(0.20) per diluted share.

The company’s net loss from continuing operations for the second quarter of 2017 included the after-tax effects of $3.2 million of transition costs, an unrealized gain of $4.3 million related to mark-to-market adjustments on derivatives, $11.2 million of non-cash interest expense related to its convertible notes, and a $3.9 million unrealized gain related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition.

The company's second quarter 2017 non-GAAP net loss from continuing operations, as adjusted for the above items, was $14.6 million. The company's second quarter 2017 non-GAAP adjusted EBITDA from continuing operations, as defined in the non-GAAP to GAAP reconciliation provided later in this release, was $19.8 million. The attached financial tables include reconciliations of all historical non-GAAP measures to the most comparable GAAP measures.

Cash, cash equivalents and restricted cash totaled $378.9 million as of the end of the second quarter of 2017. This amount includes $150 million classified as restricted cash on the company’s balance sheet that is held in escrow to fund a portion of the metal-on-metal hip litigation Master Settlement Agreement (MSA).

Palmisano concluded, “We are right on track with the key revenue growth drivers for 2017, and remain confident in our full-year revenue guidance of $755 million to $765 million and full-year adjusted EBITDA guidance of $78.5 million to $85.5 million. We continue to expect there will be strong acceleration in the second half of the year as we annualize the impact of the merger revenue dis-synergies and begin to realize the benefits from an expanded U.S. sales force and new product launches. In addition, I believe we are positioned well for future success and achieving our key financial goals of mid-teens constant currency net sales growth, gross margins in the high 70% range and non-GAAP adjusted EBITDA margins of approximately 20% in the next one to two years.”

Outlook

The company continues to anticipate net sales for full-year 2017 of approximately $755 million to $765 million, representing an as reported growth rate of 9% to 11% over 2016. This guidance range assumes an approximate 1% headwind from currency for the full year, which is approximately 1% of cushion as compared to current rates. In addition, this range implies second half of 2017 constant currency revenue growth of 12% to 15%, excluding the estimated impact of the four extra selling days in Q4 of 2017.

The company continues to anticipate full-year 2017 non-GAAP adjusted EBITDA from continuing operations, as described in the non-GAAP reconciliation provided later in this release, of $78.5 million to $85.5 million.

The company continues to anticipate non-GAAP adjusted earnings per share from continuing operations, including share-based compensation, as described in the non-GAAP to GAAP reconciliation provided later in this release, for full-year 2017 of $(0.33) to $(0.26) per diluted share.

The company estimates approximately 105.1 million diluted weighted average ordinary shares outstanding for fiscal year 2017.

The company's non-GAAP adjusted EBITDA from continuing operations target is measured by adding back to net loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; and due diligence, transaction and transition costs associated with acquisitions and divestitures. Further, this adjusted EBITDA from continuing operations target excludes any expenses, earnings or losses related to the divested large joints business, legacy Wright’s divested OrthoRecon business and legacy Tornier’s divested ankle replacement and silastic toe products.

The company’s non-GAAP adjusted earnings per share from continuing operations target is measured by adding back to net loss from continuing operations non-cash interest expense associated with the 2017, 2020 and 2021 convertible notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; mark-to-market adjustments to CVRs; non-cash mark-to-market derivative adjustments; and charges for non-cash amortization expenses, net of taxes. Note that as a result of the company’s relatively low effective tax rate due to the valuation allowance impacting a substantial portion of the company’s income/loss, the company is currently estimating the tax effect on amortization expense at 0%. Further, this adjusted earnings per share from continuing operations target excludes possible future acquisitions; other material future business developments; and any expenses, earnings or losses related to the divested large joints business.

All of the historical non-GAAP financial measures used in this release are reconciled to the most directly comparable GAAP measures. With respect to the company’s 2017 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations, however, the company cannot provide a quantitative reconciliation to the most directly comparable GAAP measures without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above, including the market driven fair value adjustments to CVRs and derivatives. The anticipated differences between these non-GAAP financial measures and the most directly comparable GAAP measure are described above qualitatively.

The company's anticipated ranges for net sales from continuing operations, non-GAAP adjusted EBITDA from continuing operations, and non-GAAP adjusted earnings per share from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company's actual performance. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

Supplemental Financial Information

To view the second quarter of 2017 supplemental financial information, visit ir.wright.com. For historical information on Wright Medical Group N.V. segment reporting changes and non-GAAP combined pro forma financial information, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is (844) 295-9436 (U.S.) / (574) 990-1040 (Outside U.S.). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the call will be available beginning at 5:30 p.m. Central Time on August 2, 2017 through August 9, 2017. To hear this replay, dial (855) 859-2056 (U.S.) / (404) 537-3406 (Outside U.S.) and enter code 13575026. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Investor Relations - Presentations/Calendar” section of the company’s corporate website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this release, the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company's corporate website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving the quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release. Reconciliations of the historical non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include net sales, excluding the impact of foreign currency; net income, as adjusted; EBITDA, as adjusted; gross margin, as adjusted; earnings, as adjusted; and earnings, as adjusted, per diluted share, in each case, from continuing operations. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. Wright’s non-GAAP financial measures exclude such items as non-cash interest expense related to the company's 2017 convertible notes, 2020 convertible notes and 2021 convertible notes, net gains and losses on mark-to-market adjustments on and settlements of derivative assets and liabilities, write-off of unamortized debt discount and deferred financing charges following the partial settlement of 2017 convertible notes and 2020 convertible notes, mark-to-market adjustments on CVRs, and transaction and transition costs, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. It is for this reason that the company cannot provide without unreasonable effort a quantitative reconciliation to the most directly comparable GAAP measures for its 2017 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “look forward,” “forecast,” “goal,” “target,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the company’s anticipated financial results for 2017, including net sales from continuing operations, adjusted EBITDA from continuing operations and adjusted earnings per share from continuing operations; anticipated sales acceleration in the second half of the year and benefits from expanded U.S. sales force and new product launches, anticipated sales and cost synergies and dis-synergies and the timing thereof; and the company’s ability to achieve its key financial goals. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the failure to integrate the legacy Wright and Tornier businesses and realize net sales synergies and cost savings from the merger with Tornier or delay in realization thereof; operating costs and business disruption as a result of the merger, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; integration costs; actual or contingent liabilities; adverse effects of diverting resources and attention to providing transition services to the purchaser of the large joints business; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated benefits from approval of AUGMENT® Bone Graft; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with the metal-on-metal master settlement agreement and the settlement agreement with the three settling insurers; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 25, 2016 filed by Wright with the SEC on February 23, 2017 and in other subsequent SEC filings by Wright. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data--unaudited)

	Three months ended		Six months ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Net sales	$179,693	$170,716	$356,884	$340,007
Cost of sales [1]	38,122	49,009	75,248	95,675
Gross profit	141,571	121,707	281,636	244,332
Operating expenses:
Selling, general and administrative	130,818	136,483	260,652	271,229
Research and development	12,547	12,108	24,979	24,224
Amortization of intangible assets	6,999	7,484	14,396	13,941
Total operating expenses	150,364	156,075	300,027	309,394
Operating loss	(8,793)	(34,368)	(18,391)	(65,062)
Interest expense, net	18,339	13,024	36,534	24,878
Other (income) expense, net	(6,557)	(2,061)	1,418	(3,129)
Loss from continuing operations before income taxes	(20,575)	(45,331)	(56,343)	(86,811)
Provision (benefit) for income taxes	385	(3,300)	1,324	(4,588)
Net loss from continuing operations	$(20,960)	$(42,031)	$(57,667)	$(82,223)
Loss from discontinued operations, net of tax	(20,202)	$(187,329)	$(42,194)	$(195,135)
Net loss	$(41,162)	$(229,360)	$(99,861)	$(277,358)

Net loss from continuing operations per share, basic and diluted	$(0.20)	$(0.41)	$(0.55)	$(0.80)
Net loss from discontinued operations per share, basic and diluted	$(0.19)	$(1.82)	$(0.41)	$(1.90)

Net loss per share, basic and diluted	$(0.39)	$(2.23)	$(0.96)	$(2.70)

Weighted-average number of shares outstanding-basic and diluted	104,377	102,785	104,020	102,745
___________________________

[1]	Cost of sales includes amortization of inventory step-up adjustment of $10.4 million and $20.6 million for the three and six months ended June 26, 2016, respectively.

Wright Medical Group N.V.
Consolidated Net Sales Analysis
(dollars in thousands--unaudited)

	Three months ended			Six months ended
	June 25, 2017	June 26, 2016	% change	June 25, 2017	June 26, 2016	% change
U.S.
Lower extremities	54,348	52,008	4.5%	109,809	107,286	2.4%
Upper extremities	57,535	49,909	15.3%	113,493	99,910	13.6%
Biologics	19,273	17,792	8.3%	37,907	34,920	8.6%
Sports med & other	1,780	2,164	(17.7)%	3,881	4,301	(9.8)%
Total U.S.	$132,936	$121,873	9.1%	$265,090	$246,417	7.6%

International
Lower extremities	14,767	16,241	(9.1)%	28,409	31,783	(10.6)%
Upper extremities	22,987	23,940	(4.0)%	45,409	44,915	1.1%
Biologics	5,129	4,867	5.4%	10,300	9,065	13.6%
Sports med & other	3,874	3,795	2.1%	7,676	7,827	(1.9)%
Total International	$46,757	$48,843	(4.3)%	$91,794	$93,590	(1.9)%

Global
Lower extremities	69,115	68,249	1.3%	138,218	139,069	(0.6)%
Upper extremities	80,522	73,849	9.0%	158,902	144,825	9.7%
Biologics	24,402	22,659	7.7%	48,207	43,985	9.6%
Sports med & other	5,654	5,959	(5.1)%	11,557	12,128	(4.7)%
Total net sales	$179,693	$170,716	5.3%	$356,884	$340,007	5.0%

Wright Medical Group N.V.
Supplemental Net Sales Information
(unaudited)

	Three months ended June 25, 2017 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	4%	(5%)	(9%)	2%	1%
Upper extremities	15%	(1%)	(4%)	10%	9%
Biologics	8%	8%	5%	8%	8%
Sports med & other	(18%)	7%	2%	(2%)	(5%)
Total net sales	9%	(1%)	(4%)	6%	5%

	Six months ended June 25, 2017 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	2%	(7%)	(11%)	0%	(1%)
Upper extremities	14%	4%	1%	11%	10%
Biologics	9%	15%	14%	10%	10%
Sports med & other	(10%)	4%	(2%)	(1%)	(5%)
Total net sales	8%	2%	(2%)	6%	5%

Wright Medical Group N.V.
Reconciliation of Adjusted Non-GAAP Earnings Per Share to Net Loss from Continuing Operations Per Share
(dollars in thousands, except per share data--unaudited)

	Three months ended		Six months ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Net loss from continuing operations, as reported	$(20,960)	$(42,031)	$(57,667)	$(82,223)
Net loss from continuing operations per share, as reported	$(0.20)	$(0.41)	$(0.55)	$(0.80)
Reconciling items:
Inventory step-up amortization	—	10,387	—	20,616
Non-cash interest expense on convertible notes [1]	11,249	8,240	22,248	15,296
Non-cash loss on extinguishment of debt	—	12,343	—	12,343
Derivatives mark-to-market adjustments [2]	(4,329)	(16,632)	(3,964)	(23,273)
Transaction and transition costs	3,201	9,014	6,173	19,847
Management changes	—	1,348	—	1,348
CVR mark-to-market adjustments [2]	(3,924)	1,401	2,236	6,725
Contingent consideration fair value adjustment [2]	176	306	176	306
Legal settlement	—	1,800	—	1,800
Costs associated with 2021 Notes issuance	—	234	—	234
IRS settlement [3]	—	(3,073)	—	(3,073)
Tax effect of reconciling items [4]	(52)	(2,132)	(70)	(3,321)
Non-GAAP net loss from continuing operations, as adjusted	$(14,639)	$(18,795)	$(30,868)	$(33,375)
Add back amortization of intangible assets	6,999	7,484	14,396	13,941
Adjusted non-GAAP earnings	$(7,640)	$(11,311)	$(16,472)	$(19,434)
Weighted-average basic shares outstanding	104,377	102,785	104,020	102,745
Adjusted non-GAAP earnings per share	$(0.07)	$(0.11)	$(0.16)	$(0.19)
_______________________________

[1]	Impacting interest expense, net

[2]	Impacting other (income) expense, net

[3]	IRS Settlement includes $0.8 million of interest income and $2.3 million tax benefit.

[4]	Determined based upon the effective tax rate in the jurisdiction in which the expense was incurred.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted EBITDA to Net Loss from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended		Six months ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Net loss from continuing operations	$(20,960)	$(42,031)	$(57,667)	$(82,223)
Interest expense, net	18,339	13,024	36,534	24,878
Provision (benefit) from income taxes	385	(3,300)	1,324	(4,588)
Depreciation	13,678	13,270	27,124	26,120
Amortization	6,999	7,484	14,396	13,941
Non-GAAP EBITDA	$18,441	$(11,553)	$21,711	$(21,872)
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	4,732	3,056	8,686	6,373
Other (income) expense, net	(6,557)	(2,061)	1,418	(3,129)
Inventory step-up amortization	—	10,387	—	20,616
Transaction and transition costs	3,201	9,014	6,173	19,847
Management changes	—	1,348	—	1,348
Legal settlement	—	1,800	—	1,800
Costs associated with 2021 Notes issuance	—	234	—	234
Non-GAAP adjusted EBITDA	$19,817	$12,225	$37,988	$25,217
Net sales from continuing operations	179,693	170,716	356,884	340,007
Non-GAAP adjusted EBITDA margin	11.0%	7.2%	10.6%	7.4%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted Gross Margins to Gross Margins from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended		Six months ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Gross profit from continuing operations, as reported	$141,571	$121,707	$281,636	$244,332
Gross margins from continuing operations, as reported	78.8%	71.3%	78.9%	71.9%
Reconciling items impacting gross profit:
Inventory step-up amortization	—	10,387	—	20,616
Transaction and transition costs	—	1,954	685	2,078
Non-GAAP gross profit from continuing operations, as adjusted	$141,571	$134,048	$282,321	$267,026
Net sales from continuing operations	179,693	170,716	356,884	340,007
Non-GAAP adjusted gross margins from continuing operations	78.8%	78.5%	79.1%	78.5%

Wright Medical Group N.V.
Reconciliation of Other Non-GAAP Financial Measures to Other As Reported Results
(dollars in thousands--unaudited)

	Three months ended		Six months ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Net sales	$179,693	$170,716	$356,884	$340,007

Selling, general and administrative expense, as reported	$130,818	$136,483	$260,652	$271,229
Selling, general and administrative expense as a percentages of net sales, as reported	72.8%	79.9%	73.0%	79.8%
Reconciling items impacting selling, general and administrative expense:
Transaction and transition costs - selling, general and administrative	3,101	6,970	5,388	17,530
Management changes	—	1,348	—	1,348
Legal settlement	—	1,800	—	1,800
Costs associated with 2021 Notes issuance	—	234	—	234
Selling, general and administrative expense, as adjusted	$127,717	$126,131	$255,264	$250,317
Selling, general and administrative expense as a percentage of net sales, as adjusted	71.1%	73.9%	71.5%	73.6%

Research & development expense, as reported	$12,547	$12,108	$24,979	$24,224
Research & development expense as a percentages of net sales, as reported	7.0%	7.1%	7.0%	7.1%
Reconciling items impacting research & development expense:
Transaction and transition costs - research & development	100	90	100	239
Research & development expense, as adjusted	$12,447	$12,018	$24,879	$23,985
Research & development expense as a percentage of net sales, as adjusted	6.9%	7.0%	7.0%	7.1%

Wright Medical Group N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	June 25, 2017	December 25, 2016
Assets
Current assets:
Cash and cash equivalents	$228,877	$262,265
Restricted cash	150,018	150,000
Accounts receivable, net	116,884	130,602
Inventories	161,769	150,849
Prepaid expenses and other current assets	66,565	65,909
Total current assets	724,113	759,625

Property, plant and equipment, net	206,614	201,732
Goodwill and intangible assets, net	1,080,807	1,082,839
Other assets	279,937	246,390
Total assets	$2,291,471	$2,290,586

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$42,762	$32,866
Accrued expenses and other current liabilities	432,430	407,704
Current portion of long-term obligations	25,639	33,948
Total current liabilities	500,831	474,518
Long-term obligations	805,770	780,407
Other liabilities	350,245	348,797
Total liabilities	1,656,846	1,603,722

Shareholders' equity	634,625	686,864
Total liabilities and shareholders' equity	$2,291,471	$2,290,586